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                                                                   EXHIBIT 10.10

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                            RESALE AGREEMENT BETWEEN
                       SOUTHWESTERN BELL TELEPHONE COMPANY
                       AND BIRCH TELECOM OF MISSOURI, INC.



         This Agreement is between Southwestern Bell Telephone Company ("SWBT"), a Missouri corporation, and Birch Telecom of Missouri, Inc. ("LSP") (collectively, "the Parties" and singly, "Party") entered into this 21st day of August, 1997.


         WHEREAS, pursuant to the Telecommunications Act of 1996 (the "Act"), the Parties wish to establish terms for the purchase by LSP of certain SWBT retail telecommunications services and certain other services for resale by LSP to its local exchange end users in the State of Missouri. Therefore, the Parties hereby agree as follows:

I.       DESCRIPTION AND CHARGES FOR SERVICES

         A. Attached hereto as Exhibit A is a list of Telecommunications Services currently available for resale at the wholesale discount rate of thirteen and two-tenthS percent (13.2%) off the retail rate for each service. Except as otherwise expressed herein and consistent with SWBT's obligation under Section 251(c)(4)(A) of the Act, LSP may resell other Telecommunications Services offered by SWBT and not listed in Exhibit A at the same discount. Exhibit B contains a list of other services available for resale at the discount included in the exhibit. In addition to the services listed in Exhibit A and Exhibit B, LSP may resell custom service arrangements
                  (CSAs) /Individual Case Basis (ICB) offerings without discount to the extent such service is a telecommunications service as defined by the Act.

         B. SWBT will make available to LSP for resale SWBT's Bill Plus and Consolidated Billing service at a discount of five percent (5%) off of SWBT's tariffed rate for each service (or in the event either of these services is not tariffed, at the lowest rate charged to any other local service provider or SWBT subscriber.

         C. SWBT shall make available for resale by LSP the following SWBT services at SWBT's tariffed rate for each service (or in the event a service is not tariffed, at the rate SWBT charges its subscribers, except as otherwise provided herein):

                  -  Construction Charges

                  -  Distance Learning

                  -  Connections with Terminal Equipment and Communication
                      Systems

                  -  Maintenance of Service Charges

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                  -  Suspension Services

                  -  Telecommunications Service Priority Systems

                  -  Access Services

                  -  Cellular Mobile Telephone Interconnection Services

                  -  Exchange Connection Services

                  -  Shared Tenant Service

         D. Suspension of Service discounts apply to the discounted rate for the underlying service. When LSP resells Shared Tenant Service, LSP will receive the discount associated with the underlying service used in the shared tenant arrangement.

         E. SWBT shall be under no obligation to offer the following for resale:

                  -  BDS/LAN

                  -  Customer Provided Equipment

                  -  Customized Billing Reports

                  -  InLine(R) Products

                  -  Inside Wiring

                  -  Semi-Public Telephone Booths and Enclosures

                  -  911 Universal Emergency Number Equipment

         F. Educational and Lifeline/Linkup services will be wholesale priced at zero discount.

         G. Grandfathered services are also available for resale at the applicable wholesale discount to the same customers at the same location to which SWBT offers the service.

         H. Telecommunications Services will be resold to LSP on terms and conditions that are reasonable and nondiscriminatory.

         I. Unless otherwise provided in this Agreement, SWBT will perform all of its obligations hereunder throughout the entire service area where SWBT is the incumbent local exchange carrier. SWBT will provide the services covered by this Attachment subject to the availability of facilities in this state on a nondiscriminatory basis with its other customers.

         J. LSP may offer to resell Customer Initiated Suspension and Restoral Service to their end users as outlined in the corresponding retail tariff. SWBT will offer to LSP Company Initiated Suspension Service for their own purposes at the SWBT retail tariffed rate. Should LSP choose to suspend their end user through Company Initiated Suspension Service, this suspension period shall not exceed fifteen (15) calendar days. If LSP


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                  issues a disconnect on their end user account within the
                  fifteen (15) day period, appropriate services will not be billed for the suspension period. However, should LSP issue a disconnect after the fifteen (15) day suspension period, LSP will be responsible for all appropriate charges on the account back to the suspension date. Should LSP restore their end user, restoral charges at the SWBT retail tariffed rate will apply and LSP will be billed for the appropriate service from the time of suspension.

II.      TERMS AND CONDITIONS FOR RESALE OF SERVICES

                  The following terms and conditions are applicable to all services purchased under this Agreement.

         A.       Permitted Use of Resold Services by LSP and Its End Users

                  1. For services included in this Agreement, which are offered through tariffs by SWBT to its end users, the rules and regulations associated with the applicable State General Exchange Tariff, Local Exchange Service Tariff, and the other tariffs for the resold service (such tariffs collectively referred to herein as "corresponding tariffs") apply except as otherwise provided herein.

                  2. LSP shall only sell Plexar(R) services to a single end user.

                  3. Except where otherwise explicitly provided in the corresponding tariffs or where SWBT permits sharing or aggregation by its customers, LSP shall not permit the sharing of a service or services by multiple end users or the aggregation of traffic from multiple end users onto a single service.

                  4. LSP shall only resell services purchased under this Agreement to the same class of end users to whom SWBT sells such services (e.g., residence service shall not be resold to business end users). LSP may only resell Lifeline Assistance, Link-Up, and other like services to similarly situated customers who are eligible for such services. Further, to the extent LSP resells services that require certification on the part of the buyer, LSP will ensure that the buyer has received proper certification and complies with all rules and regulations as established by the Commission.

                  5. SWBT promotions of ninety (90) days or less shall not be available to LSP for resale. For purposes of this section, the duration of the promotion is the length of the offering period during which the promotion may be offered to the public, and the realization period

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                           during which any and all benefits from the promotion
                           must be realized or captured by the subscriber; the subscriber must begin receiving the benefit during the offering period.

                           a)       When SWBT offers a promotion on a
                                    Telecommunications Service available for resale for longer than ninety (90) days, SWBT shall provide LSP with notice of the promotion, pursuant to Article XXIII. The applicable discount rate for such Telecommunications Service shall be applied to the promotional rate.

                           b) Nothing in this Agreement shall require SWBT to provide to LSP promotional service elements that are not Telecommunications Services such as CPE and Inside Wire Maintenance Plans.

                  6. LSP shall not use a resold service to avoid the rates, terms, and conditions of SWBT's corresponding tariffs.

                  7. LSP shall not use resold local exchange telephone service to provide access or interconnection services to itself, interexchange carriers (IXCs), wireless carriers, competitive access providers (CAPs), or other telecommunications providers. Provided, however, that LSP may permit its end users to use resold local exchange telephone service to access IXCs, wireless carriers, CAPs, or other retail telecommunications providers.

                  8. If LSP is in violation of a provision of this Agreement, SWBT shall notify LSP of the violation in writing of the specific provision being violated. At such time, LSP shall have thirty (30) days to correct the violation and notify SWBT in writing that the violation has been corrected. SWBT shall then bill LSP for the charges which should have been collected by SWBT, except that where the violation (i) results from LSP's failure to exercise reasonable diligence in overseeing the use of the resold services by its customers; or (ii) was discoverable by the exercise of reasonable diligence by LSP; or (iii) is a result of intentional conduct by LSP, SWBT may at its option collect from LSP the actual revenues collected by LSP from its end users for the stated violation. If LSP disputes the violation, it shall notify SWBT in writing within fourteen (14) days of receipt of notice from SWBT. Disputes shall be resolved as outlined in the Dispute Resolution section of the Agreement.


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                  9.       SWBT will apply any Commission mandated end-user
                           charges including an End User Common Line (EUCL) charge to each local exchange line resold under this agreement. All federal rules and regulations associated with EUCL charges, as found in Tariff FCC 73, also apply to such EUCL charges.

                  10. To the extent allowable by law, LSP shall be responsible for Primary Interexchange Carrier (PIC) change charges associated with such local exchange line. LSP shall pay for PIC changes at the tariffed rate.

                  11. SWBT is not required to make services available for resale at wholesale rates to LSP for its own use. SWBT, however, shall allow LSP to purchase SWBT's Telecommunications Services and other services available for resale as outlined in the exhibits to this Agreement, as long as said services are not resold exclusively or predominately to LSP, its subsidiaries, or affiliates for their internal or administrative use.

         B.       Use of SWBT Trademarks

                  Except where otherwise required by law, LSP shall not, without SWBT's written authorization, offer the services covered by this Agreement using the trademarks, service marks, trade names, brand names, logos, insignia, symbols, or decorative designs of SWBT or its affiliates. Nor shall LSP state or imply that there is any joint business association or similar arrangement with SWBT in the provision of telecommunications services to LSP's own end users. LSP may brand services included in this Agreement with its own brand name, but SWBT shall not be responsible for providing such branding, except as specifically provided in this Agreement or as LSP may purchase branding service(s) pursuant to this Agreement or otherwise.

         C.       Network and Service Order Conditions

                  1. SWBT shall provide the services covered by this Agreement subject to availability of existing facilities and on a nondiscriminatory basis with its other customers. LSP shall resell the services provided herein only in those service areas in which such resale services or any feature or capability thereof are offered at retail by SWBT as the incumbent local exchange carrier to its end users.

                  2. When LSP converts an end user currently receiving noncomplex


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                           service from the SWBT network, without any changes to
                           SWBT's network, LSP will be charged a per order
                           (i.e., per billable telephone number) conversion charge of twenty-five dollars ($25.00) in Missouri. Conversion orders processed and completed electronically will be charged five dollars ($5.00) per order until a final rate is established by the Commission, at which time the rate established by the Commission shall be the rate. Complex orders will be charged at a rate of one hundred twenty-five dollars ($125.00). Complex services generally are those services which have order specific or service specific engineering requirements, or new services that use a different platform than current technology. Custom Services conversions (e.g., Plexar Custom) will be handled on a Customer Specific Proposal basis.

                           A request for conversion shall be handled simultaneously by SWBT as a "disconnect" from SWBT or another resale local service provider and an "initiate" service for LSP. The charge set forth herein shall apply.

                           When LSP converts an end user and adds or changes are made to the network, the respective conversion charge will apply, as well as any normal service order charges associated with said changes. All nonrecurring service connection charges, excluding the conversion charge mentioned above, will be charged at a discount for those services listed in Exhibits A and B.

                  3. Except as provided in Sections (c)(1), (2) above, for the purposes of ordering new service under this Agreement, each request for service shall be handled as a separate and initial request for service per billable telephone number. The additional line rate for Service Order Charges shall apply only to those requests for additional residential service at the end user's same location where a residential line is currently provided on SWBT's network, regardless of the nonfacilities based local service provider of record.

                  4. Except as provided in section A of Article IV, for purposes of this section, service orders for LSPs shall be handled in the same fashion as SWBT requires for its end users.

                  5. SWBT will make available such customer proprietary network information ("CPNI") and all other SWBT customer information as is currently available in the 2733 Report except for retail rates associated with the customer's services.

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III.     ADDITIONAL SERVICES

         A.       911/E911

                  1. Access to the 911 or E911 service, available to SWBT end users in the area(s) served by LSP, shall be made available to LSP's end users. Where no 911 is available, LSP end users will receive the same emergency dialing services available to SWBT end users.

                  2. LSP shall be responsible for collecting and remitting all applicable 911 surcharges on a per line basis to the Public Safety Answering Point (PSAP).

                  3. When requested by SWBT, LSP shall timely provide accurate and complete information on each of LSP's end users as needed for the provisioning of 911 service to LSPs end users. Such information shall be in a format determined by SWBT.

         B.       Dialing Parity

                  1.       Local Dialing Parity

                           SWBT agrees that local dialing parity shall be available to LSP. For all call types associated with the Resale services provided to LSP by SWBT under this Agreement: (i) an LSP Customer will not be required to dial any greater number of digits than a similarly situated SWBT customer; (ii) the post-dial delay (time elapsed between the last digit dialed and the first network response), call completion rate and transmission quality received by an LSP Customer will be at least equal in quality to that received by a similarly situated SWBT customers; and (iii) the LSP Customer may retain its local telephone number if the customer remains within the same wire center; provided that (a) the customer is a retail customer of SWBT, or (b) served by a SWBT resold line, or (c) if the customer was previously served by another facilities based carrier, provided that SWBT has the right to have the number ported from the facilities based carrier and LSP agrees to pay any charges associated with porting such number, and (d) the customer is neither under suspension for non-pay nor disconnected prior to the conversion by LSP. End users of SWBT and end users of LSP shall have the same exchange boundaries; and such end users shall be able to dial the same number of digits when making a "local" call, and activating feature functionality.
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                  2.       IntraLATA Toll Dialing Parity

                           SWBT agrees to make intraLATA toll dialing parity available in accordance with Section 251(b)(3) of the Telecommunications Act of 1996.

         C.       White Page Directories: Listings, Distribution and Information
                  Page

                  1.       At LSP's request, SWBT shall provide
                           nondiscriminatory access to White Pages directory listing and distribution services under the terms and conditions described herein:

                           a) SWBT shall provide, at no additional charge, a straight line listing in the appropriate SWBT white pages for each of LSP's local exchange service end users. Subscriber listings are to be interfiled (interspersed) with SWBT's and other LSP's subscriber listings in the White Pages directory with no discernible differentiation in the listings to indicate to the reader that the listings are served by another LSP. Subscriber listing information shall, however, remain the property of SWBT but nothing herein contained shall in any manner restrict or limit LSP's authority and right to exercise complete dominion over its subscriber lists and subscriber information in its own databases. SWBT will provide subscriber list information that includes LSP customers to third parties on the same terms and conditions and at the same rates that SWBT provides its own subscriber list information to third parties. Provision of subscriber list information to third parties will be solely at SWBT's discretion.

                           b) Additional Listing Services (e.g., foreign and signature listings) can be purchased by LSP for its end users on a per listing basis. LSP shall pay SWBT for all such listings provided to LSP's end users. The discounts applicable to Listing Services are contained in Exhibits A and B to this Agreement.

                           c) LSP end users shall be entitled to one directory per basic residential or business line provided by SWBT pursuant to this Agreement.

                           d) SWBT, or its agents shall deliver a White Pages Directory

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                                    to LSP end user's premises at the same time
                                    that such directories are delivered to SWBT end users. If an LSP's end user already has a current SWBT directory, SWBT shall not be required to deliver a new directory to that end user until the new directories are published for that end user's location.

                           e) LSP hereby releases SWBT from any and all liability for damages due to errors or omissions in LSP's subscriber listing information as it appears in the White Pages directory, including, but not limited to, special, indirect, consequential, punitive, or incidental damages except where SWBT has engaged in willful misconduct or gross negligence. To the extent LSP reimburses its end user subscriber any listing charge due to errors or omissions caused directly by SWBT, SWBT shall reimburse LSP any associated wholesale rate.

                           f) LSP shall indemnify, protect, save harmless and defend SWBT (or SWBT's officers, employees, agents, assigns, and representatives) from and against any and all losses, liability, damages, and expense arising out of any demand, claim, suit, or judgment by a third party in any way related to any error or omission in LSP's subscriber listing information as it appears in the White Pages directory, including any error or omission related to nonpublished or nonlisted subscriber listing information; provided, however, LSP shall not be required to indemnify SWBT where SWBT has engaged in gross negligence or willful misconduct. LSP shall so indemnify regardless of whether the demand, claim, or suit by the third party is brought jointly against LSP and SWBT, and/or against SWBT alone.

                  2.       Information Page

                           a) At LSP's request, SWBT shall include in the "Informational Page" section of SWBT's White Pages directory, for those geographical areas in which LSP provides local exchange services, LSP's customer contact information regarding emergency services, billing and service information, repair services and other pertinent information similar to that provided by SWBT in its "Informational Pages." Such information shall be included

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                                    on the same page with other LSP information.

                           b) At LSP's option, LSP shall be provided a single "Informational Page" (one side of one page) in the informational section of the White Pages directory covering a geographic area where an LSP provides local exchange service. This page shall be no different in style, size, color and format than SWBT "Informational Pages." Sixty (60) days prior to the directory close date, LSP shall provide to SWBT the "Informational Page" in the form of camera-ready copy. The charges associated with this service vary from geographic market to market, and are charged outside this Agreement. LSP may purchase additional pages at the prevailing rates.

         D.       Directory Assistance (DA)

                  SWBT shall provide access to DA to LSP's end users. LSP shall pay the charges associated with the use of such services by LSP's end users. The discounts applicable to such services are contained in Exhibits A and B, which is attached hereto and made a part hereof.

         E.       Operator Services (OS)

                  1. SWBT shall provide access to Operator Services to LSP's end users. LSP shall pay the charges associated with the use of such services by LSP's end users. The discounts applicable to such services are contained in Exhibits A and B, which is attached hereto and incorporated by reference.

                  2. SWBT shall provide Line Status Verification and Busy Line Interrupt on calls made on SWBT's network to LSP end users. LSP shall pay SWBT associated charges when its end users request such services, with discounts to apply as listed in Exhibits A and B.

IV.      RESPONSIBILITIES OF SWBT

         A. SWBT shall allow LSP to place service orders and receive phone number assignments (for new lines). These activities shall be accomplished by telephone call or facsimile until electronic interface capability has been established. SWBT, with input from LSP, shall provide interface specifications for electronic access for these functions to LSP once such electronic interfaces become technically feasible and are in place.


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                  However, LSP shall be responsible for modifying and connecting any of its systems with SWBT provided interfaces when such interfaces become available, as outlined in Appendix OSS, if and when LSP elects to use such interfaces.

         B. SWBT shall implement LSP service orders within the same time intervals SWBT uses to implement service orders for similar services for its own end users.

         C. LSP will have the ability to report trouble for its end users to appropriate SWBT trouble reporting centers twenty-four (24) hours a day, seven (7) days a week. LSP will be assigned a customer contact center when initial service agreements are made. LSP end users calling SWBT may be referred to LSP at the number provided by LSP. In the case of such misdirected calls, the provisions of Article IX, section A(2) shall apply.

                  Methods and procedures for ordering and trouble reporting are outlined in the Handbook for Non-Switched Based Providers dated 11/15/95, as amended by SWBT from time to time, except that no such amendment may change any procedure set forth in this Agreement without the written consent of LSP. Both parties agree to abide by the procedures contained therein.

         D. SWBT will respond to LSP's trouble reports and repair troubles with processes and in time frames in which SWBT performs such activities for its own end user customers. Subject to Article XXII, upon LSP's request, SWBT will extend to LSP any performance guarantees or specialized trouble handling on repair procedures extended to any other local service provider reseller to the extent such procedures are more favorable than those provided to LSP under this Agreement on the same terms and conditions that any of those services is offered to such other local service provider.

         E. On no less than sixty (60) days advance written notice, LSP may request SWBT to make available to LSP on a daily basis in a standard electronic format usage sensitive records SWBT will bill to LSP arising out of the use of resold lines so that LSP can bill its customers in a timely manner in order to maximize LSP's collection. LSP agrees to pay SWBT three tenths of a cent ($.003) per message for this service, plus other charges outlined in Appendix OSS.

V.       ADDITIONAL RESPONSIBILITIES OF THE PARTIES

         Cooperation on Fraud
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                                                                   Page 12 of 33

         SWBT shall not be liable to LSP for any fraudulent usage on LSP's end users' accounts except where LSP has ordered toll or 900 blocking and SWBT has failed to properly install or maintain the service. SWBT shall not be considered to have properly installed or maintained the service if notwithstanding the toll or 900 block, an end user successfully completes toll or 900 calls designed to be blocked by the service, provided however, where SWBT has failed to install or maintain toll or 900 blocking and fraudulent usage occurs, LSP shall make all reasonable efforts to collect from its end user for such usage. SWBT shall not be responsible to the extent of LSP's successful collection efforts.

         The Parties agree to cooperate with one another to investigate, minimize and take corrective action in cases of fraud. The Parties' fraud minimization procedures are to be cost effective and implemented so as not to unduly burden or harm one Party as compared to the other.

         At a minimum, such cooperation shall include providing to the other Party, upon request, information concerning end users who terminate services to that Party without paying all outstanding charges, when such end user seeks service from the other Party, except that neither party shall be required to divulge any information that would result in additional reporting, compliance, or any other legal obligations for that Party. The Party seeking such information is responsible for securing the end user's permission to obtain such information.

VI.      CHANGES IN SUBSCRIBER CARRIER SELECTIONS

         A. Prior to submitting an order under this Agreement, LSP shall obtain end user authorization as required by applicable state or federal laws and regulations, and assumes responsibility for applicable charges as specified in Section 258(b) of the Telecommunications Act of 1996. SWBT shall abide by the same applicable laws and regulations.

         B. Only an end user can initiate a challenge to a change in its local exchange service provider. If an end user notifies SWBT or LSP that the end user requests local exchange service, the Party receiving such request shall be free to immediately provide service to such end user. SWBT shall be free to connect the end user to any local service provider based upon the local service provider's request and local service provider's assurance that proper end user authorization has been obtained. LSP shall make authorization available to SWBT upon request and at no charge.

         C. When an end user changes or withdraws authorization, each Party shall release customer-specific facilities in accordance with the end user customer's direction or the direction of the end user's authorized agent.


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                                                                   Page 13 of 33

                  Further, when an end user abandons the premise, SWBT is free to reclaim the facilities for use by another customer and is free to issue service orders required to reclaim such facilities.

         D. Neither Party shall be obligated by this Agreement to investigate any allegations of unauthorized changes in local exchange service (slamming) on behalf of the other Party or a third party. If either Party, on behalf of the other, agrees to investigate an alleged incidence of slamming, the investigating Party shall charge the other Party a fifty dollar ($50) investigation fee.

         E. When SWBT receives an order from LSP for services under this Agreement and SWBT is currently providing the same services to another local service provider for the same end user, SWBT shall notify the end user's local service provider of record of such order coincident with processing the order. It shall then be the responsibility of the local service provider of record and LSP to resolve any issues related to the end user. This paragraph shall not apply to new additional lines and services purchased by an end user from multiple LSPs or from SWBT.

         F. On no less than sixty (60) days notice, LSP may request the Local Disconnect Report. SWBT agrees to furnish to LSP the Billing Telephone Number (BTN), Working Telephone Number
                  (WTN), and terminal number of all end users who have disconnected LSP's service. LSP understands and agrees that the CARE interface will be used to provide such information and such information will only be available via the CARE electronic data transmission. Information will be provided on a per-WTN basis to be priced on a per-WTN basis. SWBT will provide LSP no less than thirty (30) days notice prior to any change of the per-WTN charge. SWBT grants to LSP a non-exclusive right to use the information provided by SWBT. LSP will not permit anyone but its duly authorized employees or agents to inspect or use this information. LSP agrees to pay SWBT ten cents ($0.10) per-WTN and any applicable transmission charges for the Local Disconnect Report.

         G. The LSP agrees to hold harmless and indemnify SWBT against any and all liability and claims, including reasonable attorney's fees, that may result from SWBT acting under this Article, except where SWBT has engaged in willful misconduct or gross negligence.

         H. Nothing herein shall be interpreted to apply to conversion of LSP end users pursuant to Article XII. (Termination of Service to LSP).

VII.     ADDITIONAL RESPONSIBILITIES OF LSP

         A.       Payment of Rates and Charges

                  1. LSP is solely responsible for the payment of charges for all services furnished under this Agreement including, but not limited to, calls originated or accepted at LSP's location and its end users' service locations, except (x) charges for any retail services provided directly by SWBT to the end user which SWBT shall be responsible for billing; and (y) toll or 900 charges where LSP has ordered toll or 900 blocking service designed to prevent such calls being completed by the end user and SWBT has failed to properly install or maintain the toll or 900 blocking service. SWBT shall not be considered to have properly installed or maintained the toll or 900 blocking service if notwithstanding the toll or 900 blocking service, an end user successfully completes toll calls designed to be blocked by the service, provided however, where SWBT has failed to install or maintain toll or 900 blocking service and fraudulent usage occurs, LSP shall make all reasonable efforts to collect from its end user for such usage. LSP shall be responsible to pay SWBT the appropriate charges to the extent of LSP's successful collection efforts.

                           Interexchange carried traffic (e.g., sent-paid, information services and alternate operator services messages) received by SWBT for billing to resold end-user accounts will be returned as unbillable and will not be passed on to LSP for billing. An unbillable code returned with those messages to the carrier will indicate that the messages originated from a resold account, will not be billed by SWBT, and give LSP's OCN, if any.

                  2. SWBT shall not be responsible for the manner in which the use of resold service, or the associated charges are allocated to others by LSP. All applicable rates and charges for such services will be billed to and shall be the responsibility of LSP, with the exception of retail services provided directly to the end user by SWBT as described in paragraph 1 above.

                  3. Compensation for all services shall be paid by LSP regardless of LSP's ability or inability to collect charges from its end user for such service. SWBT will provide LSP with timely and accurate bills.

                  4. If LSP does not wish to be responsible for collect, third number billed, toll, and information services (e.g., 900) calls, it must order the appropriate blocking for the affected resold line(s) under this Agreement and pay any applicable charges. LSP acknowledges that blocking is not available for certain types of calls, including 800 numbers.

         B.       Interfaces with SWBT

                  To the extent LSP elects to use them, LSP shall be responsible for modifying and connecting any of its systems with SWBT-provided interfaces as described in this Agreement.

         C.       Repair Contact Arrangements

                  LSP shall be responsible for providing to its end users and to SWBT a telephone number or numbers that LSP's end users can use to contact LSP in the event of service or repair requests. In the event that LSP's end users contact SWBT with regard to such requests, SWBT shall inform the end user that they should call LSP and may provide LSP contact number. The provisions of
                  Article IX, section A(2) shall apply in the case of such misdirected calls.

         D.       LSP Operating Company Number (OCN)

                  For the purposes of establishing service and providing efficient and consolidated billing to the LSP, the LSP is required to provide SWBT its authorized and nationally recognized OCN.

         E.       Special Service Arrangements

                  For special service arrangements for LSP not covered under this Agreement, special charges shall apply as provided in the applicable corresponding tariffs.

         F. Development of Branding and Customized Routing for Directory Assistance and Operator Services

                  1. If LSP uses SWBT operator and/or directory assistance service(s), LSP will:

                           a) provide its brand at the beginning of each telephone call and before the consumer incurs any charge for the call; and

                           b) disclose immediately to the consumer, upon request a quote of its rates or charges for the call.

                           c) Where SWBT provides LSPs OS and DA services via the same trunk, both the OS and DA calls will be branded with the same brand. Since SWBT's DA and OS utilize the same trunk group, LSP will receive the same brand for both DA/OS. Such branding will be provided pursuant to section 2 below.

                  2. If LSP uses SWBT operator and/or directory assistance service(s), SWBT will brand DA/OS in LSP's name based upon the criteria outlined below:

                           a)       LSP will provide SWBT with written
                                    specification of its company name to be used in creating LSP specific branding messages for its DA/OS calls.

                           b) An initial nonrecurring charge applies per load for the establishment of Call Branding as well as a charge per subsequent load to change the brand. In addition, a per call charge applies for every DA/OS call handled by SWBT on behalf of LSP when such services are provided in conjunction with resale services. Prices for Call Branding are as outlined in Exhibit C, attached hereto and incorporated herein.

                  3. RATES/REFERENCE INFORMATION - SWBT will provide LSP DA/OS Rates/Reference Information based upon the criteria outlined below:

                           a) LSP will furnish DA/OS Rates/ Reference Information in a mutually agreed to format or media thirty (30) days in advance of the date when the DA/OS services are to be undertaken.

                           b) LSP will inform SWBT, in writing, of any changes to be made to such Rates/Reference Information ten (10) working days prior to the effective Rates/Reference change date. LSP acknowledges that it is responsible to provide SWBT updated Rates/Reference Information in advance of when the Rates/Reference Information is to become effective.

                           c) In all cases when a SWBT operator receives a rate request from a LSP end user, SWBT will quote the applicable DA/OS rates as provided by LSP.

                           d) An initial nonrecurring charge will apply for loading of LSP's DA/OS Rates/Reference Information as well as a charge for each subsequent change to either the LSP's DA/OS services Rates/ Reference Information as outlined in Exhibit C, attached hereto and incorporated herein.

                  4. CUSTOMIZED ROUTING - SWBT shall also offer LSP the opportunity to customize route DA/OS where technically feasible. LSP agrees to pay SWBT appropriate charges associated with customized routing on an ICB basis.

VIII.    NONEXCLUSIVITY

         This Agreement is nonexclusive. LSP acknowledges that SWBT will be providing the same or similar services to other local services providers in accordance with negotiated agreements which will be filed with the Commission. LSP also acknowledges that SWBT may, upon end user request, provide any and all of the services provided to LSP under this Agreement directly to the end users. SWBT acknowledges that LSP may obtain the same or similar services from other local exchange companies.

IX.      SUPPORT SYSTEMS SERVICES

         A.       Support Systems Services

                  1.       Transfer of Service Announcements (Intercept)

                  The Party formerly providing service to an end user shall provide a Basic Referral announcement, reciprocally and free of charge on the abandoned telephone number. The announcement states that the called number has been disconnected or changed and provides the end user's new telephone number to the extent that it is listed. SWBT shall provide an intercept referral on behalf of LSP to their end user as indicated on the appropriate service order.

                  Basic Intercept Referral Announcements are to be provided on residential numbers for a minimum of thirty (30) days where facilities exist and the threat of telephone number exhaustion is not imminent. LSP may order Special Intercept Referral Service if a longer period is desired for the intercept.

                  Basic Intercept Referral Announcements for a single line business end users and the primary listed telephone number for Direct Inward Dial (DID) and "Centrex-type" end users, shall be available for a minimum of thirty (30) days or the life of the white pages directory, whichever is greater. LSP may order Special Intercept Referral Service if a longer period is desired for the intercept. If the threat of telephone number exhaustion becomes imminent for a particular central office, the service provider may reissue a disconnected number prior to the expiration of the directory, but no earlier than thirty (30) days after the disconnection of the business telephone number.

         2.       Coordinated Repair Calls

                  SWBT shall be responsible for repairing its own network. However, LSP shall maintain telephone numbers where its end user may call to report instances of trouble.

                  The Parties shall employ the following procedures for handling misdirected repair calls:

                  a. The Parties shall inform their respective end users of the correct telephone numbers to call to access their respective repair bureaus.

                  b. To the extent the correct provider can be determined, each Party shall refer misdirected repair calls to the proper provider of local exchange service, at no charge, and shall provide the end user the contact telephone number provided by the other Party.

                           In responding to repair calls, neither Party shall make disparaging remarks about each other, nor shall they use these repair calls as the basis for internal referrals or to solicit customers or to market services. Either Party may respond with accurate information in answering customer questions.

                  c. The Parties shall provide each other their respective repair contact numbers.

         B.       Network Management Controls

                  Each Party shall provide a 24-hour contact number for Network Traffic Management issues to the other. A FAX number must also be provided to facilitate event notifications for planned mass calling events. Additionally, both Parties agree that they shall work cooperatively to attempt to conduct all such events in such a manner as to avoid degradation or loss of service to other end users.

         C.       Law Enforcement and Civil Process

                  SWBT and LSP shall handle law enforcement requests as follows:

                  1) INTERCEPT DEVICES Local and federal law enforcement agencies periodically request information or assistance from local telephone service providers. When either Party receives a request associated with an end user of the other Party, it shall refer such request to the appropriate Party, unless the request directs the receiving Party to attach a pen register, trap and trace or form of intercept on that Party's own facilities, in which case that Party shall comply with any valid request.

                  2) SUBPOENAS If a Party receives a subpoena for information concerning an end user the Party knows to be an end user of the other Party, it shall refer the subpoena to the requesting entity with an indication that the other Party is the responsible company. Provided, however, if the subpoena requests records for a period of time during which the receiving Party was the end user's service provider, the receiving Party will respond to any valid request.

                  3) EMERGENCIES If a Party receives a request from a law enforcement agency for a temporary number change, temporary disconnect or one way denial of outbound calls for an end user of the other Party, the receiving Party will comply so long as it is a valid emergency request. If time and circumstances permit, SWBT will make reasonable efforts, considering the circumstances of the request, to consult with the LSP prior to initiating any service change in response to such request except when responding to a court order requiring nondisclosure. If not bound by nondisclosure, SWBT shall as promptly as circumstance permit notify LSP of any change of service. In the case of the LSP, LSP shall refer such request to SWBT and SWBT shall honor such request in accordance with this paragraph. However, neither Party shall be held liable for any claims or damages arising from compliance with such requests, and the Party serving the end user agrees to indemnify and hold the other Party harmless against any and all such claims.

         D.       Usage Data

                  On no less than sixty (60) days advance written notice, LSP may request SWBT to make certain usage information available to LSP on a daily basis via a mechanized feed. The information will consist of usage sensitive charges SWBT will bill to LSP arising out of the use of resold lines. LSP agrees to pay SWBT three tenths of a cent ($.003) per message for this service.

X.       CALL TRACE

         LSP end user's activation of Call Trace shall be handled by the SWBT Call Trace Center (CTC) or its Annoying and Anonymous Call Bureau. SWBT shall notify LSP of requests by its end users to provide the call records to the proper authorities. Subsequent communication and resolution of the case with LSP's end user (whether that end user is the victim or the suspect) will be coordinated through the LSP.

         LSP understands that for services where reports are provided to law enforcement agencies (e.g., Call Trace) only billing number and address information shall be provided. It shall be the LSP's responsibility to determine whether to provide additional information necessary for any police investigation to the extent that such information is in LSP's possession. LSP shall indemnify SWBT against any claims that LSP's efforts to produce or the actual production of information in LSP's possession were insufficient and led to inadequate prosecution.

XI.      TAXES

         LSP shall be responsible for all federal, state or local, sales, use, excise or gross receipts taxes or fees imposed on or with respect to the services provided under this Agreement including those taxes and fees imposed on SWBT. LSP shall reimburse SWBT for the amount of any such taxes or fees which SWBT is required to pay or collect for services provided to LSP hereunder.

XII.     TERMINATION OF SERVICE TO LSP

         A. All undisputed charges are payable to SWBT prior to the start of the next bill cycle. If LSP fails to pay when due, any and all undisputed charges billed to LSP under this Agreement, including any late payment charges (Unpaid Charges), and any portion of such charges remain unpaid more than fifteen (15) days after the due date of such Unpaid Charges, SWBT shall notify LSP in writing that in order to avoid having service disconnected, LSP must remit all Unpaid Charges to SWBT within fourteen (14) days.

         B. If LSP disputes the billed charges, it shall inform SWBT in writing as specified in Section XVIII(A) which portion of the charges it disputes, including the specific details and reasons for its dispute; pay SWBT all undisputed charges in accordance with Section XII(A); and pay all disputed charges into an interest bearing escrow account with a third party escrow agent mutually agreed upon by the Parties prior to the start of the next bill cycle. Any disputed charges for which payment is not deposited into the escrow account prior to the start of the bill cycle when payment of such charges would otherwise be due shall be treated as Unpaid Charges in accordance with Section XII(A). Late payment charges shall apply to any disputed charges for which payment is not timely deposited into the escrow account, and shall also be treated as Unpaid Charges in accordance with
                  Section XII(A) if not timely paid.

         C. Disputes hereunder shall be resolved in accordance with the procedures identified in Article XVIII (Dispute Resolution). Failure of LSP to pay charges deemed owed to SWBT as a result of the ruling in the arbitration shall be grounds for termination under this Article.

         D. If any LSP charges remain unpaid or undisputed at the end of the fourteen (14) day period provided for in section A above, SWBT shall notify LSP, and if required or requested by the Commission, the Commission in writing, that unless all charges are paid within sixteen (16) days, LSP's service shall be disconnected and its end users shall be switched to SWBT local service. SWBT will also suspend order acceptance at this time.

         E. If any LSP charges remain unpaid or undisputed at the end of the sixteen (16) day period provided for in section D above, LSP shall, at its sole expense, notify its end users and if required or requested by the Commission, the Commission, that service may be disconnected and that each end user must affirmatively select a new local service provider within five
                  (5) days. The notice shall also advise the end users that SWBT will assume the end user's account at the end of the five (5) day period should the end user fail to select a new local service provider.

         F. If any LSP charges remain unpaid or undisputed five (5) days after the sixteen (16) day period provided for in section E above, SWBT shall disconnect LSP and transfer all LSP's end users who have not selected another local service provider directly to SWBT's service. These end users shall receive the same services provided through LSP at the time of transfer. SWBT shall inform the Commission and the end user's IXC(s) of Record of the names of all end users transferred through this process. Applicable service establishment charges for switching end users from LSP to SWBT shall be assessed to LSP.

         G. Within five (5) days of the transfer, SWBT shall notify all affected end users that because of LSP's failure to pay, their service is now being provided by SWBT. SWBT shall also notify the end users that they have thirty (30) days to select a local service provider.

         H. SWBT may discontinue service to LSP upon failure to pay undisputed charges as provided in this Article, and shall have no liability to LSP or LSP end users in the event of such disconnection.

         I. If any end user fails to select a local service provider within thirty (30) days of the change of providers (80 days past LSP's due date), SWBT shall terminate the end user's service. SWBT shall notify the Commission and the end user's IXC(s) of Record of the names of all end users whose service has been terminated. The end user shall be responsible for any and all charges incurred during the selection period.

         J. Nothing herein shall be interpreted to obligate SWBT to continue to provide service to any such end users. Nothing herein shall be interpreted to limit any and all disconnection rights SWBT may have with regard to such end users.

         K. After disconnect procedures have begun, SWBT shall not accept service orders from LSP until all unpaid charges are paid. SWBT shall have the right to require a deposit equal to one month's charges (based on the highest previous month of service from SWBT) prior to resuming service to LSP after disconnect for nonpayment.

XIII.    FORCE MAJEURE

         Neither Party shall be responsible for delays or failures in performance resulting from acts or occurrences beyond the reasonable control of such Party, regardless of whether such delays or failures in performance were foreseen or foreseeable as of the date of this Agreement, including, without limitation: fire, explosion, power failure, cable cuts, acts of God, war, revolution, civil commotion, or acts of public enemies; any law, order, regulation, ordinance, or requirement of any government or legal body; or labor unrest, including, without limitation, strikes, slowdowns, picketing, or boycotts; or delays caused by the other Party or by other service or equipment vendors; or any other circumstances beyond the Party's reasonable control. In such event, the Party affected shall, upon giving prompt notice to the other Party, be excused from such performance on a day-to-day basis to the extent of such interference (and the other Party shall likewise be excused from performance of its obligations on a day-for-day basis to the extent such Party's obligations relate to the performance so interfered with). The affected Party shall use its best efforts to avoid or remove the cause of nonperformance and both Parties shall proceed to perform with dispatch once the causes are removed or cease.

XIV.     LIMITATION OF LIABILITY

         SWBT's liability, if any, for its gross negligence or willful misconduct is not limited by its corresponding tariffs. With respect to any other claim or suit, by a LSP or any others, for damages arising out of mistakes, omissions, interruptions, delays or efforts, or defects in transmission occurring in the course of furnishing service hereunder, SWBT's liability, if any, shall not exceed an amount equivalent to the proportionate charge to the LSP for the period of service during which such mistake, omission, interruption, delay, error, or defect in transmission or service occurs and continues. In no event shall SWBT be responsible for any special, indirect, consequential, or exemplary damages. This liability shall be in addition to any amounts that may otherwise be due to the LSP under corresponding tariffs as an allowance for interruptions. However, any such mistakes, omissions, interruptions, delays, errors, or defects in transmission or service which are caused or contributed to by the negligence or willful act of the LSP or which arise from the use of LSP-provided facilities or equipment shall not result in the imposition of any liability whatsoever upon SWBT.

         SWBT shall be indemnified and held harmless by the LSP against claims and damages arising from provision of the LSP's services or equipment except those directly associated with the provision of local service to the LSP which is governed by corresponding tariffs.

         SWBT shall be indemnified and held harmless from all claims and damages arising from the discontinuance of service for nonpayment to SWBT by the LSP as provided for herein. Notice of discontinuance shall be as specified in this Agreement.

         SWBT shall have no liability to the end users of the LSP for claims arising from the provision of the LSP's service to its end users including, but not limited to, claims for interruption of service, quality of service, or billing disputes.

         When the lines or services of other companies and carriers are used in establishing connections to and/or from points not reached by SWBT's lines, SWBT is not liable for any act or omission of the other companies or carriers.

         Nothing contained in this Article shall limit SWBT's liability or impose a duty of indemnity on LSP where SWBT has engaged in willful misconduct or gross negligence with respect to conduct involved in the claim against SWBT.

XV.      NONDISCLOSURE

         The Parties to this Agreement anticipate and recognize that they will exchange or come into possession of data about each other's end users and each other's business as a result of this Agreement which will be designated as confidential by that Party. Each Party agrees (1) to treat all such data as strictly confidential and (2) to use such data only for purposes of performance under this Agreement. Each

         Party agrees not to disclose data on the other Party's end users or business which has been designated as confidential to any person without first securing the written consent of the other Party. The foregoing shall not apply to information which is in the public domain.

         If a court or governmental agency orders or a third party requests a Party to disclose or to provide any data or information covered by this Article, that Party will immediately inform the other Party of the order or request both by telephone and overnighted mail before disclosing the data or information. Notification and consent requirements described above are not applicable in cases where a court order requires the production of toll billing records of an individual residence or business end user customer.

         This Article will not preclude the disclosure by the Parties of information or material described in this Article to consultants, agents, or attorneys representing the respective Parties or the Office of the Public Counsel for the State of Missouri, and the Commission or its staff, or FCC staff, provided that these third parties are bound by the same or comparable confidentiality requirements as the Parties to this Agreement. The provisions of this Article will remain in effect notwithstanding the termination of this Agreement, unless agreed to in writing by both Parties.

         Party agrees to indemnify the other for a breach of Section 222 by the indemnifying Party.

XVI.     PUBLICITY

         The Parties agree not to use in any advertising or sales promotion, press releases or other publicity matters any endorsements, direct or indirect quotes, or pictures implying endorsement by the other Party or any of its employees without such Party's prior written approval. The Parties will submit to each other for written approval, prior to publication, all publicity matters that mention or display one another's name and/or marks or contain language from which a connection to said name and/or marks may be inferred or implied.

XVII.    ASSIGNMENT

         Neither Party may assign, subcontract, or otherwise transfer its rights or obligations under this Agreement except under such terms and conditions as are mutually acceptable to the other Party (e.g., a conversion charge will apply per billable telephone number) and with such Party's prior written consent, which consent shall not be unreasonably withheld provided that each Party may assign this Agreement to a corporate affiliate (as defined in the Communications
         Act) or an entity under common control or an entity acquiring all or substantially all of its assets or equity by providing prior written notice to the other Party. Assignment without consent shall be grounds for immediate termination of this Agreement.

XVIII.   DISPUTE RESOLUTION

         A.       Finality of Disputes

                  No claims shall be brought for disputes arising from this Agreement more than twenty-four (24) months from the date of occurrence which gives rise to the dispute. If any portion of an amount due to SWBT under this Agreement is subject to a bona fide dispute between the Parties, LSP shall within fourteen (14) days of its receipt of the invoice containing such disputed amount give notice to SWBT of the amounts it disputes and include in such notice the specific details and reasons for disputing each item. Nothing herein shall prevent LSP from disputing amounts paid to SWBT for services provided by SWBT within twenty-four (24) months of the bill date. LSP shall pay when due (i) all undisputed amounts to SWBT and (ii) all Disputed Amounts into an interest bearing escrow account with a third party escrow agent mutually agreed upon by the Parties. In the event LSP disputes an amount paid to SWBT, and it is determined the amount was erroneously paid or billed, SWBT shall return the amount along with interest from the date of LSP's payment.

         B.       Alternative to Litigation

                  The Parties desire to resolve disputes arising out of this Agreement without litigation. Accordingly, except for action seeking a temporary restraining order or an injunction related to the purposes of this Agreement, or suit to compel compliance with this dispute resolution process, the Parties agree to use the following alternative dispute resolution procedure as their sole remedy with respect to any controversy or claim of twenty-five thousand dollars ($25,000) or less, arising out of or relating to this Agreement or its breach. The procedures hereunder may be used with disputes for twenty-five thousand dollars ($25,000) or more, if mutually agreeable to the Parties.

                  1.       Resolution of Disputes Between Parties to the
                           Agreement

                           At the written request of a Party, each Party will appoint a knowledgeable, responsible representative with authority to settle the matter to meet and negotiate in good faith to resolve any dispute arising under this Agreement. The location, form, frequency, duration, and conclusion of these discussions shall be left to the discretion of the representatives. Upon agreement, the representatives may utilize other alternative dispute resolution procedures such as mediation to assist in the negotiations. Discussions and correspondence among the representatives for purposes of settlement are exempt from discovery and production and shall not be admissible in the arbitration described below or in any lawsuit without the concurrence of all Parties. Documents identified in or provided with such communications, which are not prepared for purposes of the negotiations, are not so exempted and, if otherwise admissible, may be admitted in evidence in the arbitration or lawsuit.

                  2.       Arbitration

                           If the negotiations do not resolve the dispute within thirty (30) days of the initial written request, the dispute shall be submitted to binding arbitration by a single arbitrator pursuant to the Commercial Arbitration Rules of the American Arbitration Association. A Party may demand such arbitration in accordance with the procedures set out in those rules. Discovery shall be controlled by the arbitrator and shall be permitted to the extent set out in this section. Each Party may submit in writing to a Party, and that Party shall so respond, to a maximum of any combination of thirty-five (35) (none of which may have subparts) of the following:

                           (a) Interrogatories

                           (b) Demands to produce documents

                           (c) Requests for admission

                           Additional discovery may be permitted upon mutual agreement of the Parties or upon good cause found by the arbitrator. The arbitration hearing shall be commenced within thirty (30) days of the demand for arbitration. The arbitration shall be held in the city where this Agreement was executed by SWBT. The arbitrator shall control the scheduling so as to process the matter expeditiously. The Parties shall submit written briefs five (5) days before the hearing. The arbitrator shall rule on the dispute by issuing a written opinion within twenty (20) days after the close of hearings. The opinion shall contain findings of fact and conclusions of law based on the evidence. The arbitrator has no authority to order punitive or consequential damages. The times specified in this section may be extended upon mutual agreement of the Parties or by the arbitrator upon a showing of good cause. Judgment upon the award rendered by the arbitrator may be entered in any court having jurisdiction.

                  3.       Costs

                           Each Party shall bear its own costs of these procedures. A Party seeking discovery shall reimburse the responding Party the reasonable costs of production of documents (including search time and reproduction costs). The Parties shall equally split the fees of the arbitration and the arbitrator.

XIX.     VERIFICATION REVIEWS

         Each Party to this Agreement will be responsible for the accuracy and quality of its data as submitted to the respective Party involved. Upon reasonable written notice, each Party or its authorized representative (providing such authorized representative does not have a conflict of interest related to other matters before one of the Parties) shall have the right to conduct a review and verification of the other Party to give assurances of compliance with the provisions of this Agreement. This includes on-site verification reviews at the other Party's or the Party's vendor locations.

         After the initial year of this Agreement verification reviews will normally be conducted on an annual basis with provision for staged reviews, as mutually agreed, so that all subject matters are not required to be reviewed at the same time. Follow-up reviews will be permitted between annual reviews where significant deviations are found. During the initial year of the Agreement more frequent reviews may occur but no more than quarterly.

         The review will consist of an examination and verification of data involving records, systems, procedures, and other information related to the services performed by either Party as related to settlement charges or payments made in connection with this Agreement as determined by either Party to be reasonably required. Each Party, whether or not in connection with an on-site verification review, shall maintain reasonable records for a period of time no less than twenty-four (24) months from the date such records are created and provide the other Party with reasonable access to such information as is necessary to determine amounts receivable or payable under this Agreement.

         Each Party's right to access information for verification review purposes is limited to data not in excess of twenty-four (24) months in age. Once specific data has been reviewed and verified, it is unavailable for future reviews. Any items not reconciled at the end of a review will, however, be subject to a follow-up review effort. Any retroactive adjustments required subsequent to previously reviewed and verified data will also be subject to follow-up review. Information of either Party involved with a verification review shall be subject to the nondisclosure terms of this Agreement.

         The Party requesting a verification review shall fully bear its costs associated with conducting the review. The Party being reviewed will provide access to required information, as outlined in this Article, at no charge to the reviewing Party. Should the reviewing Party request information or assistance beyond that reasonably required to conduct such a review, the Party being reviewed may, at its option, decline to comply with such request or may bill actual costs incurred in complying subject to the concurrence of reviewing Party.

XX.      COMPLIANCE WITH LAWS

         The Parties believe in good faith that the Services to be provided under this Agreement satisfy the requirements of the Act. In the event a court or regulatory agency of competent jurisdiction should determine that modifications of this Agreement are required to bring the Services being provided hereunder into compliance with the Act, the affected Party shall promptly give the other Party written notice of the modifications deemed required. Upon delivery of such notice, the Parties shall expend diligent efforts to arrive at an agreement respecting such modifications required. If the Parties are unable to arrive at such agreement, effective on the day either Party concludes and gives notice that the Parties will not be able to arrive at any agreement respecting such modifications, either Party may present the matter to the Commission for arbitration. Either Party may request that the Commission also arbitrate any other provision(s) of the Agreement the Party believes may be affected by the ruling. The Parties agree to submit themselves to the jurisdiction of the Commission for the purposes of the arbitration, preserving all rights under law.

         This Agreement is an integrated package that reflects a balancing of interests critical to the Parties. It will be submitted to the Commission and the FCC as a compliance filing, and the Parties will specifically request that the Commission and the FCC refrain from taking any action to change, suspend or otherwise delay implementation of the Agreement. In the event the Commission or the FCC rejects any portion or provision of this Agreement or subsequently issues a ruling or order that results in a provision being contrary to law, or is invalid for any reason, the Parties shall continue to be bound by the terms of this Agreement, insofar as possible, except for the portion rejected or subsequently determined to be unlawful, invalid, or unenforceable. In such event, the Parties shall negotiate in good faith to replace the rejected, unlawful, invalid, or unenforceable provision and shall not discontinue service to the other Party during such period if to do so would disrupt existing service being provided to an end user. So long as the Agreement remains in effect, the Parties shall not advocate before any legislative, regulatory, or other public forum that any terms of this specific Agreement be modified or eliminated. Notwithstanding this mutual commitment, however, the Parties enter into this Agreement without prejudice to any positions they have taken previously, or may take in the future in any legislative, regulatory, or other public forum addressing any matters, including matters related to the types of arrangements prescribed by this Agreement. In the event the Parties are unable to agree on a replacement provision, the procedures in the previous paragraph shall apply.

XXI.     CERTIFICATION REQUIREMENTS

         LSP warrants that it has obtained all certifications required in those jurisdictions in which LSP has ordered services pursuant to this Agreement. Subject to restrictions in Article II, section A. (Permitted Use of Resold Service by LSP and Its End Users), LSP covenants that any originating service provider utilizing the resold services under this Agreement has obtained all required certification. Upon request by any governmental entity, the LSP is required to provide proof of certification.

XXII.    EFFECT OF OTHER AGREEMENTS

         The Parties agree that pursuant to the requirements of the Telecommunications Act of 1996, a Party shall treat the other Party no less favorably than it treats similarly situated local service providers with whom such Party has an operational interconnection or resale agreement which has been approved by the Commission. If either Party enters into an agreement (the "Other Agreement") approved by the Commission pursuant to Section 252 of the Act which provides for the provision of arrangements covered in this Agreement to another requesting Telecommunications Carrier, such Party shall make available to the other Party such arrangements upon the same rates, terms and conditions as those provided in the Other Agreement.

XXIII.   NOTIFICATION

         SWBT shall make telecommunications services that SWBT provides at retail to subscribers who are not telecommunications carriers available for resale consistent with its obligation under Section 251(c)(4)(A) of the Telecommunications Act. SWBT will provide LSP notice of new services or of price changes to existing services. The notice shall advise LSP of the category in which such new service shall be placed and the same discount already applicable to LSP in that category shall apply to the new service.

         SWBT currently uses the Accessible Letter process to notify LSP of such changes to the services available for resale. Any change to the process of notification to the LSP will provide no less notice than the current Accessible Letter process.

XXIV.    NOTICES

         In the event any notices are required to be sent under the terms of this Agreement, they shall be sent by registered mail, return receipt requested to:

         To SWBT:                                To LSP:
         Patrick Halbach                         Gregory Lawhon
         Southwestern Bell Telephone             Senior Vice President and
         One Bell Plaza                          General Counsel
         208 S. Akard                            Birch Telecom, Inc.
         Room 0523.13                            1000 Walnut Street
         Dallas, TX  75202                       Suite 1220
                                                 Kansas City, MO  64106

XXV.     BENEFICIARIES

         This Agreement shall not provide any nonparty with any remedy, claim, cause of action or other right.

XXVI.    TERM

         A. SWBT and LSP agree that the initial term of this Agreement shall be for 90 days, and thereafter the Agreement shall continue in force and effect unless and until terminated as provided herein or superseded by a new Agreement between the Parties. Either Party may terminate this Agreement by providing written notice of termination to the other Party, at least sixty (60) days in advance of the date of termination. At the conclusion of the first term, this Agreement shall continue without interruption unless terminated by either Party. By mutual agreement, SWBT and LSP may amend this Agreement to modify the term of this Agreement.

         B. In the event the Agreement would otherwise terminate (other than by being superceded by a new Agreement between the Parties), LSP may elect to continue to operate under the terms and conditions of the Agreement (or upon such other terms and conditions as the Parties may agree) during a holdover period as herein described ("Holdover Period") provided LSP complies with the steps detailed herein. Within 10 days of receiving notice of termination from SWBT, LSP shall send a request for negotiations for a new resale agreement under Sections 251 and 252 of the Communications Act (to the extent resale is not already part of a negotiation between the Parties). LSP may then operate under the terms of this Agreement until the Parties reach agreement or have completed the processes provided for in Section 252 of the Communication Act provided that if the Parties have not reached agreement, LSP must seek arbitration at the earliest time permitted under
                  Section 252. In any event, SWBT may not terminate this Agreement while any Agreement between the Parties that would supercede this Agreement is pending approval at the Commission.

         C. Where this Agreement would terminate without being superceded by a new agreement between the Parties, or there is no Holdover Period in effect, and LSP has not made arrangements to provide service over its own facilities to its end users, the notification and transfer of end user procedures outlined in Article XII, sections D to F (Termination of Service to
                  LSP) shall apply.

XXVII.   EFFECTIVE DATE

         The effective date of this Agreement shall be ten (10) days after the date that the Commission approves this Agreement.

XXVIII.  WAIVER

         The failure of either Party to enforce or insist that the other Party comply with any of the terms or conditions of this Agreement, or the waiver by either Party in a particular instance of any of the terms and conditions of this Agreement, shall not be construed as a general waiver or relinquishment of the terms and conditions, but the Agreement shall be and remain at all times in full force and effect.

XXIX.    DISCLAIMER OF WARRANTIES

         SWBT MAKES NO REPRESENTATION OR WARRANTIES, EXPRESS OR IMPLIED, INCLUDING BUT NOT LIMITED TO ANY WARRANTY AS TO MERCHANTABILITY OR FITNESS FOR INTENDED OR PARTICULAR PURPOSE WITH RESPECT TO SERVICES PROVIDED HEREUNDER. ADDITIONALLY, SWBT ASSUMES NO RESPONSIBILITY WITH REGARD TO THE CORRECTNESS OF DATA OR INFORMATION SUPPLIED BY LSP WHEN THIS DATA OR INFORMATION IS ACCESSED AND USED BY A THIRD PARTY.

XXX.     RELATIONSHIP OF THE PARTIES

         This Agreement shall not establish, be interpreted as establishing, or be used by either Party to establish or to represent their relationship as any form of agency, partnership or joint venture. Neither Party shall have any authority to bind the other or to act as an agent for the other unless written authority, separate from this

         Agreement, is provided. Nothing in the Agreement shall be construed as providing for the sharing of profits or losses arising out of the efforts of either or both of the Parties. Nothing herein shall be construed as making either Party responsible or liable for the obligations and undertakings of the other Party.

XXXI.    COMPLETE TERMS

         This Agreement, together with its Attachments constitutes the entire agreement between the Parties and supersedes all prior discussions, representations or oral understandings reached between the Parties.

         The corresponding tariffs and this Agreement (including the Attachments) contain all of the applicable rates and charges to be paid by the LSP to SWBT in connection with SWBT's provision of telecommunications service to LSP for resale to its end user customers.

         Neither Party shall be bound by any amendment, modification or additional terms unless it is reduced to writing signed by an authorized representative of the Party sought to be bound.

         By their signatures in the space provided below, LSP and SWBT indicate their acceptance of this Agreement. This agreement shall not bind LSP and SWBT until executed by both Parties. This Agreement will be governed by and interpreted in accordance with the laws of the State of Missouri.

THIS AGREEMENT CONTAINS A BINDING ARBITRATION AGREEMENT.


BIRCH TELECOM OF MISSOURI, INC.              SOUTHWESTERN BELL TELEPHONE
AECN/OCN:  __________                          COMPANY


/s/Gregory C. Lawhon                         /s/Larry B. Cooper
---------------------------------            ----------------------------------
Signature                                    Signature
Gregory C. Lawhon                            Larry B. Cooper
---------------------------------            ----------------------------------
Printed Name                                 Printed Name
Senior Vice President and                    General Manager-
General Counsel                              Competitive Provider Account Team
---------------------------------            ----------------------------------
Position/Title                               Position/Title
August 18, 1997                              August 21, 1997
---------------------------------            ----------------------------------
Date                                         Date

                            RESALE AGREEMENT BETWEEN
                       SOUTHWESTERN BELL TELEPHONE COMPANY
                       AND BIRCH TELECOM OF MISSOURI, INC.
                                TABLE OF CONTENTS

I.      DESCRIPTION AND CHARGES FOR SERVICES..........................................................    1


II.     TERMS AND CONDITIONS FOR RESALE OF SERVICES...................................................    3

        A.       Permitted Use of Resold Services by LSP and Its End Users............................    3

        B.       Use of SWBT Trademarks...............................................................    5

        C.       Network and Service Order Conditions.................................................    5


III.    ADDITIONAL SERVICES...........................................................................    7

        A.       911/E911.............................................................................    7

        B.       Dialing Parity.......................................................................    7

        C.       White Page Directories:  Listings, Distribution and Information Page.................    8

        D.       Directory Assistance (DA)............................................................    10

        E.       Operator Services (OS)...............................................................    10


IV.     RESPONSIBILITIES OF SWBT......................................................................    10


V.      ADDITIONAL RESPONSIBILITIES OF THE PARTIES....................................................    12


VI.     CHANGES IN SUBSCRIBER CARRIER SELECTIONS......................................................    12


VII.    ADDITIONAL RESPONSIBILITIES OF LSP............................................................    14

        A.       Payment of Rates and Charges.........................................................    14

        B.       Interfaces with SWBT.................................................................    15

        C.       Repair Contact Arrangements..........................................................    15

        D.       LSP Operating Company Number (OCN)...................................................    15

        E.       Special Service Arrangements.........................................................    15

        F.       Development of Branding and Customized Routing for Directory

                   Assistance and Operator Services...................................................    15

VIII.   NONEXCLUSIVITY................................................................................    17


IX.     SUPPORT SYSTEMS SERVICES......................................................................    17

        A.       Support Systems Services.............................................................    17

        B.       Network Management Controls..........................................................    19

        C.       Law Enforcement and Civil Process  ..................................................    19

        D.       Usage Data...........................................................................    20


X.      CALL TRACE....................................................................................    20

XI.      TAXES........................................................................................   20

XII.     TERMINATION OF SERVICE TO LSP................................................................   20

XIII.    FORCE MAJEURE................................................................................   22

XIV.     LIMITATION OF LIABILITY......................................................................   23

XV.      NONDISCLOSURE................................................................................   24

XVI.     PUBLICITY....................................................................................   24

XVII.    ASSIGNMENT...................................................................................   25

XVIII.   DISPUTE RESOLUTION...........................................................................   25

         A.       Finality of Disputes................................................................   25

         B.       Alternative to Litigation...........................................................   25


XIX.     VERIFICATION REVIEWS.........................................................................   27

XX.      COMPLIANCE WITH LAWS  .......................................................................   28

XXI.     CERTIFICATION REQUIREMENTS...................................................................   29

XXII.    EFFECT OF OTHER AGREEMENTS...................................................................   29

XXIII.   NEW SERVICES.................................................................................   30

XXIV.    NOTICES......................................................................................   30

XXV.     BENEFICIARIES................................................................................   30

XXVI.    TERM.........................................................................................   30

XXVII.   EFFECTIVE DATE...............................................................................   31

XXVIII.  WAIVER ......................................................................................   31

XXIX.    DISCLAIMER OF WARRANTIES.....................................................................   32

XXX.     RELATIONSHIP OF THE PARTIES..................................................................   32

XXXI.    COMPLETE TERMS...............................................................................   32

EXHIBIT A -       TELECOMMUNICATIONS SERVICES LIST

EXHIBIT B -       OTHER SERVICES LIST

EXHIBIT C -       OS/DA PRICING - BRANDING, RATE & REFERENCE

                                                                       EXHIBIT A
                                                                     PAGE 1 OF 5
     SOUTHWESTERN BELL'S RESALE TELECOMMUNICATIONS SERVICES* LIST - BUSINESS
                                    MISSOURI

                                                                     RESALE DISCOUNTS
                                                           RECURRING               NON-RECURRING
                                                           ---------               -------------
LOCAL EXCHANGE SERVICE
Business 1 Party                                             13.2%                     13.2%
Business - Multi-Line Hunting                                13.2%                     13.2%
Business Measured                                            13.2%                     13.2%
Business Measured (HTG Class of Service)                     13.2%                     13.2%

EXPANDED LOCAL CALLING
Mandatory EAS                                                13.2%                     13.2%
Optional Metropolitan Calling Area                           13.2%                     13.2%

VERTICAL SERVICES
Auto Redial                                                  13.2%                     13.2%
Call Blocker                                                 13.2%                     13.2%
Call Forwarding                                              13.2%                     13.2%
Call Forwarding - Busy Line                                  13.2%                     13.2%
Call Forwarding - Busy Line/Don't Answer                     13.2%                     13.2%
Call Forwarding - Don't Answer                               13.2%                     13.2%
Call Return                                                  13.2%                     13.2%
Call Trace                                                   13.2%                     13.2%
Call Waiting                                                 13.2%                     13.2%
Calling Name                                                 13.2%                     13.2%
Calling Number                                               13.2%                     13.2%
ComCall(R)                                                   13.2%                     13.2%
Personalized Ring (1 dependent number)                       13.2%                     13.2%
Personalized Ring (2 dependent numbers - 1st number)         13.2%                     13.2%
Personalized Ring (2 dependent numbers - 2nd number)         13.2%                     13.2%
Priority Call                                                13.2%                     13.2%
Remote Access to Call Forwarding                             13.2%                     13.2%
Selective Call Forwarding                                    13.2%                     13.2%
Simultaneous Call Forwarding                                 13.2%                     13.2%
Speed Calling 8                                              13.2%                     13.2%
Speed Calling 30                                             13.2%                     13.2%
Three Way Calling                                            13.2%                     13.2%

*Some Services not available in all Areas.
Resale products available subject to state and federal rules, regulations and tariffs.

                                                                       EXHIBIT A
                                                                     PAGE 2 OF 5

                                                                                 RESALE DISCOUNTS
                                                                       RECURRING               NON-RECURRING
                                                                       ---------               -------------
DID
DID (First Block of 100 - Category 1)                                    13.2%                     13.2%
DID (First Block of 10 - Category 1)                                     13.2%                     13.2%
DID (Ea. adl. block of 10 after first 10 - Category 1)                   13.2%                     13.2%
DID (Ea. adl. block of 100 after first 100 - Category 2)                 13.2%                     13.2%
DID (Ea. adl. block of 10 assigned over 1st 100 - Category 2)            13.2%                     13.2%
DID (with Multifrequency)                                                13.2%                     13.2%
DID (with Dual-Tone Multifrequency)                                      13.2%                     13.2%
DID (1st 10 Trunks or access lines)                                      13.2%                     13.2%
DID (11th thru 50th trunk or network access line)                        13.2%                     13.2%
DID (51st trunk or network access line)                                  13.2%                     13.2%

TRUNKS
Analog Trunks                                                            13.2%                     13.2%
Digital Trunks                                                           13.2%                     13.2%

AIN
Area Wide Networking                                                     13.2%                     13.2%
Disaster Routing Service                                                 13.2%                     13.2%
Intelligent Redirect(sm)                                                   13.2%                     13.2%
Intellinumber                                                            13.2%                     13.2%
Positive ID                                                              13.2%                     13.2%

OTHER
Bundled Telecommunications Services (e.g., the Works)                    13.2%                     13.2%
Customer Alerting Enablement                                             13.2%                     13.2%
Grandfathered Services                                                   13.2%                     13.2%
Hot Line                                                                 13.2%                     13.2%
Hunting                                                                  13.2%                     13.2%
Local Operator Assistance Service                                        13.2%                     13.2%
Night Number associated with Telephone Number                            13.2%                     13.2%
Night Number associated with a Terminal                                  13.2%                     13.2%
Promotions (Greater than 90 days)                                        13.2%                     13.2%
Telebranch(R)                                                            13.2%                     13.2%
Toll Restriction                                                         13.2%                     13.2%
TouchTone                                                                13.2%                     13.2%
Voice Dial                                                               13.2%                     13.2%
Warm Line                                                                13.2%                     13.2%

*Some Services not available in all Areas.
Resale products available subject to state and federal rules, regulations and tariffs.

                                                                       EXHIBIT A
                                                                     PAGE 3 OF 5

                                                                 RESALE DISCOUNTS
                                                       RECURRING               NON-RECURRING
                                                      ---------               -------------
ISDN
Digiline                                                 13.2%                     13.2%
Select Video Plus(R)                                     13.2%                     13.2%
Smart Trunk(sm)                                            13.2%                     13.2%

DIRECTORY ASSISTANCE SERVICES                            13.2%                     13.2%

TOLL
900 Call Restriction                                     13.2%                     13.2%
IntraLATA MTS                                            13.2%                     13.2%
MaxiMizer 800(R)                                         13.2%                     13.2%
OutWATS                                                  13.2%                     13.2%
Toll Billing Exception (Billed Number Screen)            13.2%                     13.2%
800 Service                                              13.2%                     13.2%

OPTIONAL TOLL CALLING PLANS
1+ SAVER(sm)                                               13.2%                     13.2%
1+ SAVER Direct(sm)                                        13.2%                     13.2%
Community Optional Saver                                 13.2%                     13.2%
Outstate Calling Area Service                            13.2%                     13.2%

PLEXAR(R)
Plexar I(R)                                              13.2%                     13.2%
Plexar II(R)                                             13.2%                     13.2%
Plexar Custom(R)                                         0.0%                      0.0%

PRIVATE LINE
Analog Private Lines                                     13.2%                     13.2%
Business Video Service                                   13.2%                     13.2%
Digital Loop Service                                     13.2%                     13.2%
DOVLink                                                  13.2%                     13.2%
Foreign Exchange Service                                 13.2%                     13.2%
Foreign Serving Office                                   13.2%                     13.2%
Frame Relay                                              13.2%                     13.2%
Group Alerting Services                                  13.2%                     13.2%
MegaLink II(R)                                           13.2%                     13.2%
MegaLink III(R)                                          13.2%                     13.2%
MicroLink I(R)                                           13.2%                     13.2%
MicroLink II(R)                                          13.2%                     13.2%
MultiPoint Video                                         13.2%                     13.2%
Service Loop Facility Modification Service               13.2%                     13.2%

*Some Services not available in all Areas.
Resale products available subject to state and federal rules, regulations and tariffs.

                                                                      EXHIBIT A
                                                                    PAGE 4 OF 5


    SOUTHWESTERN BELL'S RESALE TELECOMMUNICATIONS SERVICES* LIST - RESIDENCE
                                    MISSOURI


                                                                     RESALE DISCOUNTS
                                                           RECURRING               NON-RECURRING
                                                           ---------               -------------
LOCAL EXCHANGE SERVICE
Life Line and Link Up America Services                       13.2%                     13.2%
Residence 1 Party                                            13.2%                     13.2%
Residence Measured                                           13.2%                     13.2%

EXPANDED LOCAL CALLING
Mandatory EAS                                                13.2%                     13.2%
Optional Metropolitan Calling Area                           13.2%                     13.2%

VERTICAL SERVICES
Auto Redial                                                  13.2%                     13.2%
Call Blocker                                                 13.2%                     13.2%
Call Forwarding                                              13.2%                     13.2%
Call Forwarding - Busy Line                                  13.2%                     13.2%
Call Forwarding - Busy Line/Don't Answer                     13.2%                     13.2%
Call Forwarding - Don't Answer                               13.2%                     13.2%
Call Return                                                  13.2%                     13.2%
Call Trace                                                   13.2%                     13.2%
Call Waiting                                                 13.2%                     13.2%
Calling Name                                                 13.2%                     13.2%
Calling Number                                               13.2%                     13.2%
ComCall(R)                                                   13.2%                     13.2%
Personalized Ring (1 dependent number)                       13.2%                     13.2%
Personalized Ring (2 dependent numbers - 1st number)         13.2%                     13.2%
Personalized Ring (2 dependent numbers - 2nd number)         13.2%                     13.2%
Priority Call                                                13.2%                     13.2%
Remote Access to Call Forwarding                             13.2%                     13.2%
Selective Call Forwarding                                    13.2%                     13.2%
Simultaneous Call Forwarding                                 13.2%                     13.2%
Speed Calling 8                                              13.2%                     13.2%
Three Way Calling                                            13.2%                     13.2%

DIRECTORY ASSISTANCE SERVICES                                13.2%                     13.2%

                                                                      EXHIBIT A
                                                                    PAGE 5 OF 5




                                                                          RESALE DISCOUNTS
                                                                RECURRING               NON-RECURRING
                                                                ---------               -------------
ISDN
Digiline                                                          13.2%                     13.2%

OTHER
Bundled Telecommunications Services (e.g., the Works)             13.2%                     13.2%
Customer Alerting Enablement                                      13.2%                     13.2%
Grandfathered Services                                            13.2%                     13.2%
Hot Line                                                          13.2%                     13.2%
Local Operator Assistance Service                                 13.2%                     13.2%
Promotions (Greater than 90 days)                                 13.2%                     13.2%
Preferred Number Service                                          13.2%                     13.2%
Toll Restriction                                                  13.2%                     13.2%
TouchTone                                                         13.2%                     13.2%
Voice Dial                                                        13.2%                     13.2%
Warm Line                                                         13.2%                     13.2%

TOLL
900  Call Restriction                                             13.2%                     13.2%
Home 800(sm)                                                        13.2%                     13.2%
IntraLATA MTS                                                     13.2%                     13.2%
Toll Billing Exception (Billed Number Screen)                     13.2%                     13.2%

OPTIONAL TOLL CALLING PLANS
1+ SAVER(sm)                                                        13.2%                     13.2%
1+ SAVER Direct(sm)                                                 13.2%                     13.2%
Community Optional Saver                                          13.2%                     13.2%
Outstate Area Calling Service                                     13.2%                     13.2%

*Some Services not available in all Areas.
Resale products available subject to state and federal rules, regulations and tariffs.

                                                                       EXHIBIT B
                                                                     PAGE 1 OF 1

                SOUTHWESTERN BELL'S RESALE OTHER SERVICES* LIST
                                    MISSOURI


                                                                RESALE DISCOUNTS
                                                          RECURRING      NON-RECURRING
                                                          ---------      -------------
Additional Directory Listings                               13.2%            13.2%
Prepaid Calling Cards                                       13.2%            13.2%
Bill Plus                                                     5%               5%
Consolidated Billing                                          5%               5%
Access Services                                               0%               0%
Wireless Carrier Interconnection Services                     0%               0%
Company Initiated Suspension Service                          0%               0%
Construction Charges                                          0%               0%
Customer Initiated Suspension Service                         0%               0%
Exchange Interconnection Service                              0%               0%
Connections with Terminal Equipment and Communications        0%               0%
Equipment
Maintenance of Service Charges                                0%               0%
Telecommunications Service Priority Systems                   0%               0%


*Some Services not available in all Areas.
Resale products available subject to state and federal rules, regulations and tariffs.

                                                                       EXHIBIT C
                                                                     PAGE 1 OF 1

                                 APPENDIX RESALE
                                    MISSOURI
                   OS/DA PRICING - BRANDING, RATE & REFERENCE



The following rates will apply for each service element:

     A.  CALL BRANDING

     An initial non-recurring charge applies per TOPS switch, per brand for the establishment of LSP specific Call Branding. A Per
     Call charge also applies. When there are subsequent changes to the branding announcement, an additional non-recurring charge will also apply per TOPS, per brand, for each change.

                                    Rate per initial load group                  $2,325.00
                                 Rate per load for Brand change                  $2,325.00
                                                       Per Call                      $0.02


     B. DIRECTORY ASSISTANCE RATE/REFERENCE
           INFORMATION

     An initial non-recurring charge applies per TOPS switch, per rate schedule for the initial load of LSP's DA Services Rate/Reference
     Information. An additional non-recurring charge applies per TOPS switch, per rate schedule for each subsequent change to Rate/Reference Information.

                                              Rate per initial load              $3,850.00
                                    Rate per subsequent rate change              $2,850.00
                               Rate per subsequent reference change              $2,850.00


     C.  OPERATOR SERVICES RATE/REFERENCE
           INFORMATION

     An initial non-recurring charge applies per TOPS switch, per rate schedule for the initial load of LSP's Operator Services
     Rate/Reference Information. An additional non-recurring charge applies per TOPS switch, per rate schedule for each subsequent change to Rate/Reference Information.

                                             Rate per initial load               $3,850.00
                                   Rate per subsequent rate change               $2,850.00
                              Rate per subsequent reference change               $2,850.00


               Proprietary: Not for Use or Disclosure Outside the
                         Southwestern Bell Corporation
               Family of Companies Except Under Written Agreement

                               APPENDIX OSS-RESALE

                                  APPENDIX OSS

                 ACCESS TO OPERATIONS SUPPORT SYSTEMS FUNCTIONS

1.       GENERAL CONDITIONS

         1.1 This Appendix sets forth the terms and conditions under which SWBT provides nondiscriminatory access to SWBT's operations support systems "functions" to LSP for pre-ordering, ordering, provisioning, maintenance / repair, and billing. Such functions will be made available as described herein for Resold Services, as provided in this Interconnection Agreement.

         1.2 The functions, for Resale, will be accessible via electronic interface, as described herein, where such functions are available. Manual access will be available to all pre-ordering, ordering, provisioning, and billing functions via the Local Service Provider Service Center (LSPSC). LSP may continue to use manual processes through SWBT to access OSS functions even after the electronic interfaces are available. The provisions governing use of electronic interfaces will apply at such time as LSP begins to utilize the electronic interface. LSP may utilize this manual process for some OSS functions and electronic access for other OSS functions. Repair and maintenance functions are available via manual handling by the Local Service Provider Center (LSPC).

         1.3 LSP agrees to utilize SWBT electronic interfaces, as SWBT defines in its requirements, only for the functions described herein for the purposes of establishing and maintaining Resale services. LSP agrees that such use will comply with the summary of SWBT's Operating Practice No. 113, Protection of Electronic Information, titled Local Service Provider Security Policies and Guidelines.

         1.4 LSP's access to OSS functions will only be utilized to view an end user's Customer Proprietary Network Information (CPNI) under the conditions set forth and agreed to in Exhibit A and elsewhere in this Appendix. Once the conditions set forth in Appendix A are satisfied, LSP may access the end user's CPNI pursuant to this section 1.4.

         1.5 By utilizing electronic interfaces to access OSS functions, LSP acknowledges and agrees to perform accurate and correct billing functions that occur during ordering per the terms of this Agreement. Further, LSP recognizes that such billing functions for conversion orders require viewing CPNI as described in section 1.4 above. All exception handling must be requested manually from LSPSC.

         1.6 In areas where Resale service order transactions cannot be provided via an electronic interface for the pre-order, ordering and provisioning processes, SWBT and LSP will utilize manual processes until such time as the transactions can be electronically transmitted, subject to section 1.2.

         1.7 SWBT will provide a help desk function for electronic system interfaces.

         1.8 SWBT and LSP will jointly establish interface contingency and disaster recovery plans for the pre-order, ordering and provisioning of Resale services.

         1.9 SWBT reserves the right to modify or discontinue the use of any system or interface as it deems appropriate.

         1.10 If LSP elects to utilize industry standardized electronic interfaces for Resale, SWBT and LSP agree to work together to implement the guidelines issued by the Order and Billing Forum (OBF) and the Telecommunications Industry Forum (TCIF) and conform to uniform industry standards for electronic interfaces for pre-order, ordering, and provisioning. Neither Party waives its rights in such forums in the implementation of the standards. To achieve industry standard system functionality as quickly as possible, the Parties acknowledge that SWBT may deploy these interfaces with requirements developed in advance of industry standards. Thus, subsequent modifications may be necessary to comply with emerging standards. LSP and SWBT are individually responsible for evaluating the risk of developing their respective systems in advance of standards and agree to support their own system modifications to comply with new requirements.

         1.11 If LSP determines that additional or different information and/or functionality is required or desirable with respect to any of the OSS functions, whether covered by this Agreement or otherwise, LSP shall request such information or functionality from SWBT.

         1.12 To the extent LSP feels that outages affecting its access to OSS are excessive, the Parties agree that this matter may be raised as a dispute to be handled per the Dispute Resolution Process of Article XVIII of the Resale Agreement without prejudice to the other rights of either party.

2.       PRE-ORDER

         2.1 SWBT will provide access to pre-order functions to support LSP ordering of Resale services via several electronic interfaces. The Parties acknowledge that ordering requirements necessitate the use of current, real time pre-order information to accurately build service orders. The following lists represent pre-order information that will be available to LSP so that LSP order requests may be created to comply with SWBT ordering requirements.

         2.2      PRE-ORDERING FUNCTIONS FOR RESALE SERVICES WILL INCLUDE:

                  2.2.1 customer name, billing address and residence or business address, billed telephone numbers and features and services available in the end office where the customer is provisioned;

                  2.2.2 features and services to which the customer subscribes (LSP agrees that LSP's representatives will not access the information specified in this Subsection until after the customer requests that the customer's local exchange service provider be changed to LSP and such request complies with the conditions of Exhibit A of this Appendix.)

                  2.2.3 a telephone number (if the customer does not have one assigned) with the customer on-line.

                  2.2.4 if a service call is needed to install the line or service;

                  2.2.5 information regarding the dispatch / installation schedule, if applicable;

                  2.2.6 PIC options for intraLATA toll (when available) and interLATA toll;

                  2.2.7 address verification.

         2.3. Electronic Access to Pre-Order Functions: Upon request by LSP for electronic access to pre-ordering functions, SWBT will provide LSP access to one or more of the following systems:

                  2.3.1 Residential Easy Access Sales Environment (R-EASE):
R-EASE is an ordering entry system through which SWBT will provide LSP access for the functions of pre-ordering SWBT's Resale services so long as EASE is utilized to order SWBT Residential Resale Services.

                  2.3.2 Business Easy Access Sales Environment (EASE): B-EASE is an ordering entry system through which SWBT will provide LSP access for the functions of pre-ordering SWBT's Resale services so long as such access is utilized to order SWBT's Business Resale Services.

                  2.3.3 DataGate: DataGate is transaction-based data query system through which SWBT will provide LSP access for the functions of gathering pre-ordering information to support industry standardized ordering processes for Residential and Business Resale services. When ordering Resale services, LSP's representatives will have access to a pre-order electronic gateway provided by SWBT for both consumer and business customers that provides real-time access to SWBT's operations systems. This gateway shall be a Transmission Control Protocol/Internet Protocol (TCP/IP) gateway and will allow the LSP representatives to perform the pre-order functions for Resale services, as described above. SWBT and LSP agree to work together to develop and implement an electronic communication interface that will replace this initial pre-order electronic interface consistent with industry standards developed by the OBF and the TCIF.

                  2.3.4 VERIGATE is an Access Service Pre-order system that will also provide access to the pre-ordering functions for Resale Services. VERIGATE may be used in connection with electronic or manual ordering. VERIGATE preorder functionality "features and services to which the customer currently subscribes" will be made available by third quarter 1997.

         2.4      OTHER PRE-ORDER FUNCTION AVAILABILITY:

                  2.4.1 Where due dates are not available electronically, SWBT will provide LSP with due date interval for inclusion in the service order request.

                  2.4.2 In addition to electronic interface access to pre-order information, upon request, SWBT will provide LSP pre-order information in batch transmission for the purposes of back-up data for periods of system unavailability. The parties recognize such information must be used to construct order requests only in exception handling.

         2.5 The provisions of section 1.2 shall apply with respect to the functions addressed in this Section 2.

3.       ORDERING/PROVISIONING

         3.1 SWBT will provide access to ordering functions to support LSP provisioning of Resale services via one or more electronic interfaces. Upon request for electronic access to ordering functions, SWBT will provide LSP access to one or more of the following systems or interfaces:

                  3.1.1 R-EASE is available for the generation of Residential Resale services orders. Ordering Flows will be available via these systems for the following ordering functions: Conversion ("as is" or "with changes"); Change (Features, Listings, Long Distance); New Connect; Disconnect; From and To (change of premises with same service).

                  3.1.2 B-EASE is available for the generation of Business Resale services orders. Ordering Flows will be available via these systems for the following ordering functions: Conversion ("as is" or "with changes"); Change (Features, Listings, Long Distance); New Connect; Disconnect; From and To (change of premises with same service).

                  3.1.3 SWBT will provide LSP with an Electronic Data Interexchange (EDI) Interface for transmission of industry-standardized Resale service order requests in formats as defined by the Ordering and Billing Forum
(OBF) and EDI mapping as defined by TCIF. EDI ordering functionality will be made available as negotiated and implemented in timeframes mutually acceptable to SWBT and LSP.

         3.2 SWBT will provision Resale Services as prescribed in LSP order requests. Access to status on such orders of Resale services will be provided via the following electronic interfaces:

         3.2.1 Order Status will allow LSP to check service order status.

         3.2.2 In cases of industry-standardized EDI ordering, SWBT will provide to LSP an

EDI electronic interface for transferring and receiving orders, Firm Order Confirmation (FOC), service completion, and, as available, other provisioning data and information. SWBT will provide LSP with a FOC for each Resale order. The FOC includes but is not necessarily limited to: purchase order number, telephone number, Local Service Request number, due date, Service Order number, and completion date. Upon work completion, SWBT will provide LSP with an 855 EDI transaction based Order Completion that states when that order was completed. When available, SWBT will provide LSP an 865 EDI transaction-based Order Completion.

         3.2.3 A file transmission may be provided to confirm order completions for R-EASE or B-EASE order processing. This file will provide service order information of all distributed and completed orders for LSP, regardless of order entry mechanism.

         3.3 The provisions of section 1.2 shall apply with respect to access to the functions described in this Section 3.

4.       MAINTENANCE/REPAIR

         4.1 Two electronic interfaces are accessible to place, and check the status of, trouble reports for Resale. Upon request, LSP may access these functions via the following methods:

                  4.1.1 Trouble Administration (TA) system access provides LSP with SWBT software that allows LSP to submit trouble reports and subsequently check status on trouble reports for LSP end-users. TA will provide ability to review the maintenance history of a converted Resale LSP account.

                  4.1.2 Electronic Bonding Interface (EBI) is an industry-standardized interface that is available for trouble report submission and status updates. This EBI will conform to ANSI standards T1:227:1995 and T1.228:1995, Electronic Communications Implementation Committee (ECIC) Trouble Report Format Definition (TFRD) Number 1 as defined in ECIC document ECIC/TRA/95-003, and all standards referenced within those documents, as mutually agreed upon by LSP and SWBT. Functions currently implemented will include Enter Trouble, Request Trouble Report Status, Add Trouble Information, Modify Trouble Report Attributes, Trouble Report Attribute Value Change Notification, and Cancel Trouble Report, as explained in 6 and 9 of ANSI T1.228:1995. LSP. SWBT will exchange requests over a mutually agreeable X.25-based network.

         4.2 The provisions of section 1.2 shall apply with respect to access to the functions described in this Section 4.

5.       BILLING

         5.1 SWBT shall bill LSP for resold services. SWBT shall send associated billing information to LSP as necessary to allow LSP to perform billing functions. At minimum SWBT will provide LSP billing information in a paper format or via magnetic tape, as agreed to between

LSP and SWBT.

         5.2 Upon request, electronic access to billing information for Resale Services will also be available via the following interfaces:

                  5.2.1 LSP may receive Bill Plus(TM), an electronic version of their electronic bill as described in and in accordance with SWBT's Local Exchange Tariff.

                  5.2.2 LSP may receive a mechanized bill format via the industry standards EDI.

                  5.2.3 LSP may also view billing information through the CNA - Billing Inquiry interface.

                  5.2.4 SWBT shall provide the Usage Billable Records for Resale Services via EMR industry standard format with a daily feed.

                  5.2.5 LSP may receive Local Disconnect Report records (via CARE records) electronically that indicate when LSP's customers change their local service provider.

         5.3 The provisions of section 1.2 shall apply with respect to access to the functions described in this Section 5.

6.       REMOTE ACCESS FACILITY

         6.1 LSP must access the following of SWBT's OSS interfaces via a LSP Remote Access Facility (LRAF) located in Dallas, Texas: R-EASE, B-EASE, Trouble Administration, DATAGATE and VERIGATE. Connection to the LRAF will be established via a "port" either through dial-up or direct connection as described in Section 6.2. LSP may utilize a port to access these interfaces to perform the supported functions in any SWBT state where LSP has executed an Appendix OSS and purchases System Access in that state.

         6.2 LSP may use three types of access: Switched, Private Line, and Frame Relay. For Private Line and Frame Relay connections, LSP shall provide its own router, circuit, and two Channel Service Units/Data Service Units (CSU/DSU). The demarcation point shall be the router interface at the LRAF. Switched Access connections require LSP to provide its own modems and connection to the SWBT LRAF. LSP shall pay the cost of the call if Switched Access is used.

         6.3 LSP must use TCP/IP to access SWBT OSS via the LRAF. In addition, each LSP shall have a valid Internet Protocol (IP) network address. A user-id /password unique to each individual accessing an OSS shall be maintained to access any SWBT OSS. Prior to establishing connectivity and as needed thereafter, LSP must provide estimates regarding its volume of transactions, number of concurrent users, desired number of private line or dial-up (switched) connections, and length of a typical session.

         6.4 LSP shall attend and participate in implementation meetings to discuss LSP LRAF access plans in detail and schedule testing of such connections. SWBT shall make a Help Desk function available to assist LSP on an ongoing basis in accessing SWBT OSS's over the LRAF.

7. OPERATIONAL READINESS TEST (ORT) FOR ORDERING/PROVISIONING AND REPAIR/ MAINTENANCE INTERFACES

         7.1 If and when LSP uses electronic interfaces, LSP must participate with SWBT in Operational Readiness Testing (ORT), which will allow for the testing of the systems, interfaces, and processes for the ordering and provisioning of Resale services. ORT will be completed in conformance with agreed upon implementation dates. LSP and SWBT will also engage in such testing as may be necessary for successful implementation of the manual processes contemplated by Section 1.2.

         7.2 Prior to live system usage, LSP must complete user training sessions for SWBT-provided interfaces that affect SWBT network. Currently, training is available and required for R-EASE, B-EASE, and Trouble Administration. Training is also available for Order Status and Verigate. Charges apply to training delivery.

8.       RATES

         8.1 LSP requesting access to one or more of the SWBT OSS functions (i.e., preordering, ordering / provisioning, maintenance / repair, billing) agrees to pay the following rate:

                           System Access                      $3,345.00 / month

         8.2 LSP requesting functions via interfaces that require connection to the Remote Access Facility, as described in section 6, agrees to pay the following rate(s) depending upon on method of access utilized:

                  Remote Access Facility Access Methods
                           Direct Connection Per Port         $1,580.00 / month
                           Dial Up Per Port                   $  316.00 / month

         8.3 LSP requesting the Bill Plus(TM), as described in 5.2.1, agrees to pay applicable tariffed rate, less Resale discount.

         8.4 LSP requesting the billing function for Usage Billable Records, as described in 5.2.4, agrees to pay $.003 per message transmitted.

         8.5 LSP requesting the Local Disconnect Report, as described in 5.2.5, agrees to pay $0.10 per record transmitted.

         8.6 Should unforeseen modifications and costs to provision OSS functions become required by SWBT or industry standards, SWBT reserves the right to modify its rate structure. In addition, should LSP request custom development of an exclusive interface to support OSS functions, such development will be considered by SWBT on an Individual Case Basis (ICB) and priced as such.

9.       EFFECTIVE DATE, TERM

         9.1 The Term of this Appendix OSS will be coincident with the term of the underlying Resale Agreement between the Parties and will be effective upon approval by the Commission when it approves it as a part of the Resale Agreement.

                                                                       EXHIBIT A
                                                                     PAGE 1 OF 2


         BLANKET CERTIFICATION FOR END-USER AUTHORIZATION FOR RELEASE OF
                 CUSTOMER PROPRIETARY NETWORK INFORMATION (CPNI)

The undersigned hereby agrees:

Before it may obtain CPNI of an end-user, whether via an independent request or in the course of ordering SWBT's Resale services via manual and/or mechanized interfaces, the undersigned must, at least, certify that "yes" (Y) it has obtained Authorization for Release of CPNI and provide the name of the individual authorizing the release of CPNI. By these indications, the undersigned affirms that a current Authorization for the Release of CPNI has been obtained from an end-user and that it includes the expressed content of the language, "Minimum Scope." SWBT may then provide the CPNI referenced herein.

         Minimum Scope:  Authorization for the release of CPNI

         1) An affirmative written request that substantially reflects the following: "This document serves as instruction to all holders of my local exchange telecommunications Customer Proprietary Network Information (CPNI) to provide such information to the undersigned. I understand that this CPNI includes the following information: billing name, service address, billing address, service and feature subscription, directory listing information long distance carrier identity, and all pending service order activity This Authorization remains in effect until such time that I revoke it directly or appoint another individual/company with such capacity or undersigned receives notice to disconnect my local exchange service or notice that a service disconnect has been performed. At and from such time, this Authorization is null and void."

         or

         2) Authorization for change in local exchange service and release of CPNI with documentation that adheres to all requirements of state and federal law, as applicable.


                                     ------------------------------------------
                                     Signed


                                     ------------------------------------------
                                     Name (Typed/Printed)


                                     ------------------------------------------
                                     Title


                                     ------------------------------------------
                                     Company


                                     ------------------------------------------
                                     Date

Proprietary: Not for Use or Disclosure Outside the Southwestern Bell Corporation
               Family of Companies Except Under Written Agreement

SOUTHWESTERN BELL TELEPHONE COMPANY     BIRCH TELECOM OF MISSOURI, INC.

By:________________________________     By:____________________________________
                                                      (name printed or typed)

Signature:_________________________     Signature:_____________________________

Title:_____________________________     Title:_________________________________
(printed or typed)                                       (printed or typed)
Date:______________________________     Date:__________________________________


Proprietary: Not for Use or Disclosure Outside the Southwestern Bell Corporation
               Family of Companies Except Under Written Agreement